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                                                                     EXHIBIT 32

                                  CERTIFICATION

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss. 1350, as adopted), Linda H. Masterson, ChieF Executive Officer of LifePoint, Inc. (the "Company"), and Craig S. Montesanti, Chief Accounting Officer of the Company, each hereby certify that, to the best of their knowledge:

1. The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2004, to which this Certification is attached as Exhibit 32 (the "PERIODIC REPORT") fully complies with the requirements of section 13(a) or section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

         IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 15th, day of November, 2004.

                                         /s/ Linda H. Masterson
                                         --------------------------------------
                                         Linda H. Masterson
                                         President and Chief Executive Officer

                                         /s/ Craig S. Montesanti
                                         --------------------------------------
                                         Craig S. Montesanti
                                         Chief Accounting Officer


The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. ss. 1350, and is not beinG filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.